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                                                                    EXHIBIT 4.29

WHEN RECORDED, RETURN TO:

August Law Group, P.C.
Attn: Khoi D. Dang
19200 Von Karman Avenue
Suite 900
Irvine, CA 92782

                          BENEFICIARY'S DEED OF RELEASE
                                AND RECONVEYANCE

     WHEREAS, the undersigned is the Beneficiary under that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of June 24, 1997, executed by AMPAC MINING SOUTHWEST, INC., a Delaware corporation, as Trustor, in favor of LONG HORIZONS FUND L.L.C., a New York limited liability company, as Beneficiary and FIRST AMERICAN TITLE INSURANCE COMPANY, as Trustee, recorded on June 30, 1997, at Fee No. 970616515, Official Records of Cochise County, Arizona (the "Deed of Trust"), as amended by the certain Amendment Number One to Loan and Security Agreement, dated as of August 13, 1997, executed by Long Horizons Fund, L.P., a New York limited partnership, as Lender, and Arimetco, Inc., a Nevada corporation, as Borrower, recorded on August 19, 1997, at Fee No. 970821229, Official Records of Cochise County, Arizona; and

     WHEREAS, the indebtedness secured by the Deed of Trust has been fully discharged.

     NOW, THEREFORE, for good and valuable consideration and pursuant to the provisions of Arizona Revised Statutes Section 33-707.A. which makes it unnecessary for the Trustee to join in this document, the undersigned hereby releases and reconveys, without covenant or warranty, express or implied, unto the parties legally entitled thereto, all right, title and interest which was heretofore acquired by the undersigned or the Trustee under the Deed of Trust.

DATED: November __, 2005

                                        BENEFICIARY:
                                        LONG HORIZONS FUND, L.P.
                                        BY OLD STAND ASSOCIATES L.L.C., ITS G.P.


                                        By /s/ Seth Plattus
                                           -------------------------------------
                                        Its Vice President

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

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     The foregoing was acknowledged before me this 4th day of November, 2005, by
Seth Plattus, the Vice President of Old Stand Associates L.L.C., General Partner of Long Horizons Fund, L.P.


                                        /s/ Regina E. Cianci
                                        ---------------------------------------
                                        REGINA E. CIANCI
                                        Notary Public, State of New York
                                        No. 60-4676879
                                        Qualified in Westchester County
                                        Commission Expires Nov. 30, 2006

My Commission Expires:
11/30/06